As filed with the Securities and Exchange Commission on January 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SuccessFactors, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3398453
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Options to purchase common stock granted under the Jobs2Web Inc. 2006 Stock Option Plan and assumed by the Registrant

(Full title of the plans)

Lars Dalgaard

Chief Executive Officer

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Hillary B. Smith, Esq.

General Counsel and Secretary

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

Jeffrey R. Vetter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed stock options: Common Stock, $0.001 par value per share (2)	125,980(2)	$2.55(3)	$321,249(3)	$37(3)

(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.
(2)	Represents shares subject to issuance upon the exercise of stock options outstanding under the Jobs2Web Inc. 2006 Stock Option Plan, assumed by the Registrant on December 9, 2011 pursuant to an Agreement and Plan of Merger, dated as of December 5, 2011, by and among Registrant, a wholly-owned subsidiary of Registrant, Jobs2Web Inc. and the Stockholders’ Agents (the “Merger Agreement”).
(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART II

Item 3.	Incorporation of Documents by Reference	II-2

Item 4.	Description of Securities	II-2

Item 5.	Interests of Named Experts and Counsel	II-2

Item 6.	Indemnification of Directors and Officers	II-2

Item 7.	Exemption from Registration Claimed	II-3

Item 8.	Exhibits	II-3

Item 9.	Undertakings	II-4

SIGNATURES		II-5

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 23.3

EXHIBIT 99.1

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

SuccessFactors, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 8, 2011 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 000-33755) filed with the Commission on July 15, 2011, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•

the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document

1.	Restated Certificate of Incorporation (see Exhibit 4.1).

2.	Amended and Restated Bylaws (see Exhibit 4.2).

3.	Form of Indemnity Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form S-1(File No. 333-144758) filed with the Commission on July 20, 2007.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of Registrant.	10-K	001-33755	3.1	March 5, 2008

4.2	Amended and Restated Bylaws of Registrant.	8-K	001-33755	3.1	March 28, 2011

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

99.1	Jobs2Web Inc. 2006 Stock Option Plan.					X

Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 17th day of January, 2012.

SUCCESSFACTORS, INC.

By:	/s/ Lars Dalgaard
Lars Dalgaard
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lars Dalgaard, Bruce C. Felt, Jr. and Hillary B. Smith, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lars Dalgaard Lars Dalgaard	Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2012

/s/ Bruce C. Felt, Jr. Bruce C. Felt, Jr.	Chief Financial Officer (Principal Accounting and Financial Officer)	January 17, 2012

/s/ Douglas J. Burgum Douglas J. Burgum	Chairperson of the Board of Directors	January 17, 2012

/s/ Eric C. W. Dunn Eric C. W. Dunn	Director	January 17, 2012

/s/ William H. Harris, Jr. William H. Harris, Jr.	Director	January 17, 2012

/s/ William E. McGlashan, Jr. William E. McGlashan, Jr.	Director	January 17, 2012

/s/ Elizabeth A. Nelson Elizabeth A. Nelson	Director	January 17, 2012

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of Registrant.	10-K	001-33755	3.1	March 5, 2008

4.2	Amended and Restated Bylaws of Registrant.	8-K	001-33755	3.1	March 28, 2011

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

99.1	Jobs2Web Inc. 2006 Stock Option Plan.					X